Exhibit 99.1

Terry Frechette

Lois Paul & Partners

1.781.782.5791

tfrechette@lpp.com

Ed Luboja

Data Domain, Inc.

+1.914.698.1346

edward.luboja@datadomain.com

FOR IMMEDIATE RELEASE

Data Domain Expands Executive Ranks

Pete Rukavina Joins Data Domain as Senior Vice President of Operations

SANTA CLARA, Calif. — March 5, 2008 — Data Domain (Nasdaq: DDUP), the leading provider of deduplication storage systems for disk backup and network-based disaster recovery, today announced that Pete Rukavina has joined the company’s executive team as Senior Vice President of Operations. In this new position, Pete assumes overall responsibility for Data Domain’s worldwide operations including manufacturing, supply chain management, IT and global customer support.

“Pete joined Cisco when that company was about the same size as Data Domain is today,” said Frank Slootman, President and CEO of Data Domain. “His experience and expertise in scaling operations is of particular interest to Data Domain at this juncture in our growth. With operations in 23 countries and global demand for our products and services, Data Domain’s operational capabilities and infrastructure will need to scale smoothly. Pete’s experience in driving operational excellence throughout the organizational chain includes both multibillion dollar business entities and companies of Data Domain’s size that became multibillion dollar businesses. We welcome him into the Data Domain fold and look forward to his contributions.”

Pete Rukavina comes to Data Domain from Cisco Systems, Inc., where he last served as Vice President of Business Operations. With over 25 years of operational experience, Pete was previously General Manager of the Cisco Content Networking

—more—

Business Unit, where he was instrumental in making Cisco a leading vendor in the application and content delivery systems market. Pete also held various executive positions within Cisco manufacturing and operations. Prior to his tenure with Cisco, Pete held management positions at Corning Glass and Conoco. Pete holds a bachelor of science degree in chemical engineering from Purdue University and a master in business administration from Harvard.

“Data Domain’s opportunity to disrupt the data center storage landscape has already taken shape,” said Pete Rukavina, Senior Vice President of Operations for Data Domain. “This is a focused company with great leadership in an exciting market. I am looking forward to scaling operations in a predictable and efficient way.”

For more information on Data Domain deduplication storage systems, please visit www.datadomain.com.

ABOUT DATA DOMAIN

Data Domain® is the leading provider of Deduplication Storage systems for disk backup and network-based disaster recovery. Over 1,500 companies worldwide have purchased Data Domain’s storage systems to reduce costs and simplify data management. Data Domain delivers the performance, reliability and scalability to address the data protection needs of enterprises of all sizes. Data Domain’s products integrate into existing customer infrastructures and are compatible with leading enterprise backup software products. To find out more about Data Domain, visit www.datadomain.com. Data Domain is headquartered at 2421 Mission College Blvd., Santa Clara, CA 95054 and can be contacted by phone at 1-866-933-3873 or by e-mail at sales@datadomain.com.

Forward Looking Statements

This press release contains forward-looking statements regarding our products’ ability to reduce the amount of stored back-up data and associated storage costs and to provide faster access to data and advanced levels of data protection, our growth, the predictable and efficient scaling of our operations, global demand for our product and services, and other statements identified by forward-looking words such as “anticipated,” “believed,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our

—more—

results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; market acceptance of our products; our ability to scale our distribution channels; our ability to recruit and retain personnel; our ability to compete in our industry; our ability to maintain and expand relationships with technology partners; our ability to protect our intellectual property; shortages or price fluctuations in our supply chain and the performance of our contract manufacturer; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Data Domain, the Data Domain logo and Global Compression are trademarks or registered trademarks of Data Domain, Inc. All other trademarks used or mentioned herein belong to their respective owners.

###